UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, in connection with the previously announced appointment of David Howson to Global President of Cboe Global Markets, Inc. (the “Company”) and his relocation to the United States from the United Kingdom, Mr. Howson and the Company agreed (the “Agreement”) to cancel and terminate his U.K. executive employment agreement (the “UK Employment Agreement”). As part of the termination of the UK Employment Agreement, the Company also agreed to designate Mr. Howson as a participant in the Company’s Executive Severance Plan (the “Severance Plan”). Participating executives and other officers are entitled to certain severance benefits upon a qualifying termination of employment pursuant to the Severance Plan, the terms of which were previously disclosed in the Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders filed with the Securities Exchange Commission on March 31, 2022 and are incorporated by reference herein.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statement and Exhibits.

(d) Exhibits

10.1	Cancellation Amendment of Employment Agreement and Participation in Executive Severance Plan, signed November 16, 2022, by and between Cboe Global Markets, Inc. and David Howson (Filed herewith).*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel, and Corporate Secretary

Dated: November 17, 2022